Exhibit 99.16


                           SCHEDULE OF COMPUTATION OF
                 TOTAL RETURN INFORMATION FOR THE STOCK ACCOUNT

                                                January 1, 2002       January 1, 1998       January 1, 1993
                                                       to                   to                    to
                                               December 31, 2002     December 31, 2002     December 31, 2002
                                               -----------------     -----------------     -----------------
Hypothetical initial
payment of $1,000 (P)                              $1,000.00            $1,000.00               $1,000.00

Accumulation unit value:
At start of period (A)                             $162.5130            $138.0174                $61.4080
At end of period (B)                               $128.8164            $128.8164               $128.8164

Ending value of hypothetical investment
(EV) = P  x  (B/A)                                   $792.65              $933.33               $2,097.71

Cumulative rate of total return =
((EV/P)-1)  x  100                                   -20.73%               -6.67%                 109.77%

Number of years in
period (n)                                                 1                    5                      10
                       n
Net change factor (1+T)  = EV/P                      0.79265              0.93333                 2.09771

Average annual compound rate of total
return (T)                                           -20.73%               -1.37%                   7.69%

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE CREF GROWTH ACCOUNT

                                             January 1, 2002        January 1, 1998        104 months (April 29, 1994
                                                   to                     to              commencement of operations to
                                            December 31, 2002      December 31, 2002           December 31, 2002)
                                            -----------------      -----------------      -----------------------------

Hypothetical initial
payment of $1,000 (P)                            $1,000.00             $1,000.00                    $1,000.00

Accumulation unit value:
At start of period (A)                            $61.3724              $56.9039                     $24.9508
At end of period (B)                              $42.9254              $42.9254                     $42.9254

Ending value of hypothetical
investment (EV) = P x (B/A)                        $699.43               $754.35                    $1,720.40

Cumulative rate of total return =
((EV/P)-1) x 100                                   -30.06%               -24.57%                       72.04%

Number of years in period (n)                            1                     5                         8.67

                       n
Net change factor (1+T) = EV/P                     0.69943               0.75435                       1.7204

Average annual compound rate of total
return (T)                                         -30.06%                -5.48%                        6.45%

                           SCHEDULE OF COMPUTATION OF
           TOTAL RETURN INFORMATION FOR THE CREF EQUITY INDEX ACCOUNT

                                                January 1, 2002       January 1, 1998       104 months (April 29, 1994
                                                       to                   to            commencement of operations to
                                               December 31, 2002     December 31, 2002          December 31, 2002)
                                               -----------------     -----------------    -----------------------------

Hypothetical initial
payment of $1,000 (P)                              $1,000.00            $1,000.00                      $1,000.00

Accumulation unit value:
At start of period (A)                              $68.7352             $56.1911                       $25.0380
At end of period (B)                                $53.7766             $53.7766                       $53.7766

Ending value of hypothetical
investment  (EV) = P x (B/A)                        $782.37              $957.03                      $2,147.80

Cumulative rate of total return =
((EV/P)-1) x 100                                     -21.76%               -4.30%                        114.78%

Number of years in period (n)                              1                    5                           8.67

                        n
Net change factor  (1+T)  = EV/P                     0.78237              0.95703                         2.1478

Average annual compound rate of total
return (T)                                           -21.76%               -0.87%                          9.20%

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE CREF INFLATION-LINKED BOND ACCOUNT

                                           January 1, 2002      January 1, 1998         68 months (May 1, 1997
                                                  to                  to            commencement of operations to
                                          December 31, 2002    December 31, 2002          December 31, 2002)
                                          -----------------    -----------------    -----------------------------

Hypothetical initial
payment of $1,000 (P)                         $1,000.00            $1,000.00                  $1,000.00

Accumulation unit value:
At start of period (A)                         $33.5038             $26.1184                   $25.4607
At end of period (B)                           $38.9706             $38.9706                   $38.9706

Ending value of hypothetical
investment  (EV) = P x (B/A)                  $1,163.17            $1,492.07                  $1,530.62

Cumulative rate of total return =
((EV/P)-1) x 100                                 16.32%               49.21%                     53.06%

Number of years in period (n)                         1                    5                       5.67

                       n
Net change factor (1+T)  = EV/P                 1.16317              1.49207                    1.53062

Average annual compound rate of total
return (T)                                       16.32%                8.33%                      7.79%

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE BOND MARKET ACCOUNT

                                                January 1, 2002     January 1, 1998      January 1, 1993
                                                       to                 to                   to
                                               December 31, 2002   December 31, 2002    December 31, 2002
                                               -----------------   -----------------    -----------------

Hypothetical initial
payment of $1,000 (P)                               $1,000.00          $1,000.00            $1,000.00

Accumulation unit value:
At start of period (A)                               $62.4451           $48.2146             $33.8794
At end of period (B)                                 $68.7370           $68.7370             $68.7370

Ending value of hypothetical investment
(EV) = P x (B/A)                                    $1,100.76          $1,425.65            $2,028.87

Cumulative rate of total return =
((EV/P)-1) x 100                                       10.08%             42.56%              102.89%

Number of years in period (n)                               1                  5                   10

                        n
Net change factor  (1+T)  = EV/P                      1.10076            1.42565              2.02887

Average annual compound rate of total
return (T)                                             10.08%              7.35%                7.33%

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE SOCIAL CHOICE ACCOUNT

                                            January 1, 2002       January 1, 1998       January 1, 1993
                                                   to                   to                    to
                                           December 31, 2002     December 31, 2002     December 31, 2002
                                           -----------------     -----------------     -----------------

Hypothetical initial
payment of $1,000 (P)                           $1,000.00            $1,000.00             $1,000.00

Accumulation unit value:
At start of period (A)                           $91.6972             $73.0161              $36.2634
At end of period (B)                             $83.2905             $83.2905              $83.2905

Ending value of hypothetical
investment  (EV) = P x (B/A)                      $908.32            $1,140.71             $2,296.82

Cumulative rate of total return =
((EV/P)-1) x 100                                   -9.17%               14.07%               129.68%

Number of years in period (n)                           1                    5                    10

                        n
Net change factor  (1+T) = EV/P                  0.90832              1.14071               2.29682

Average annual compound rate of total
return (T)                                         -9.17%                2.67%                 8.67%

                           SCHEDULE OF COMPUTATION OF
            TOTAL RETURN INFORMATION FOR THE GLOBAL EQUITIES ACCOUNT

                                                January 1, 2002     January 1, 1998      January 1, 1993
                                                       to                 to                    to
                                               December 31, 2002   December 31, 2002    December 31, 2002)
                                               -----------------   -----------------    -----------------

Hypothetical initial
payment of $1,000 (P)                              $1,000.00          $1,000.00                $1,000.00

Accumulation unit value:
At start of period (A)                              $65.2615           $59.9731                 $26.5313
At end of period (B)                                $51.0848           $51.0848                 $51.0848

Ending value of hypothetical investment
(EV) = P x (B/A)                                     $782.77            $851.80                $1,925.45

Cumulative rate of total return =
((EV/P)-1) x 100                                     -21.72%            -14.82%                   92.55%

Number of years in period (n)                              1                  5                       10

                        n
Net change factor  (1+T) = EV/P                      0.78277             0.8518                  1.92545

Average annual compound rate of total
return (T)                                           -21.72%             -3.16%                    6.77%

                           SCHEDULE OF COMPUTATION OF
                  SEVEN-DAY YIELDS FOR THE MONEY MARKET ACCOUNT

                                                                        Seven-Day Period Ended
                                                                           December 31, 2002
                                                                        ----------------------
Initial value of a hypothetical pre-existing account with a
balance of one Accumulation Unit at the beginning of base
period (A)                                                                 $21.6334567841

Value of same account  (excluding capital gains and losses)
at end of the seven-day period (B)                                         $21.6381149216
                                                                           --------------

Net change in account value   (C) = B - A                                   $0.0046581375
                                                                            =============

Base period Return:  Net change in account value divided
by the beginning account value = C/A                                         0.0002153210
                                                                             ============
Net Annualized Current Yield = C/A x (365/7) x 100                                  1.12%
                                                                                    =====

                                          365/7
Net Annualized Effective Yield = (1 + C/A)      - 1                                 1.13%
                                                                                    =====

                           SCHEDULE OF COMPUTATION OF
                  THIRTY-DAY YIELD FOR THE BOND MARKET ACCOUNT


                                                         Thirty-Day Period Ended
                                                            December 31, 2002
                                                         -----------------------

Total interest income earned during the period (a)              $16,727,166.74

Total expenses incurred during the period  (b)                   $1,950,708.51

Average daily number of units outstanding during           83,706,493.72 units
the period (c)

Unit value at end of period  (d)                                        68.737

                             6
Thirty-day Yield = 2[(a-b +1)  -1]
                      ---
                      cd                                                 3.10%